FINANCING AND SERVICES AGREEMENT

THIS FINANCING AND SERVICES AGREEMENT (this “Agreement”) made effective as of the 12th day of March, 2014 (the “Effective Date”),

BETWEEN:

NeuroMama, LTD.                                                                                                                                                                                                           (“NeuroMama”)

182/1 Krasniy Prospekt, Suite #704,
630049, Novosibirsk, Russia

AND:

GLOBAL MEDIA & INTERNET COMPANY                                                                                                                                                             (“Global Media”)

941 Orange Avenue, Suite 444

Coronado, California 92118

WHEREAS:

A.     NeuroMama is a publicly held company and is the developer of various projects, including but not limited to all-in-one Internet Platform with neural-technology based search engine, brick and mortar NeuroMANIA retail stores, NeuroZone online retail and auction based platform, retailer and wholesaler of various products under the NEURO Brand, the developer and acquirer of entertainment content and patents for its library of (IP) Intellectual Property, the distributor of its entertainment assets via its own TV, Cable or Satellite Networks, the distributor of its entertainment assets via syndication agreements with other TV, Cable and Satellite Networks, the distributor and provider of its exclusive entertainment content under various rebroadcasting agreements to other TV, Cable and Satellite Networks.

B.     Global Media is engaged, directly or indirectly in financing and development of business models, the development and marketing of various entertainment, media, Internet and software products development (hereinafter referred to as ¨Product(s)”), and has developed a certain expertise with respect to the research, design, development and implementation of as well as sourcing, marketing and licensing this Product(s) through its contacts and strategic partners, their subsidiaries, holdings and infrastructures they operate around the world. Global Media has expertise and provides  services in the area of research, design, development and implementation of certain online systems, sourcing of products, development of marketing strategies, branding and product placement, developing and acquisitions of real estate, intellectual property, research, design, development and implementation of  TV, Cable and Satellite Networks, distributing of  entertainment assets via TV, Cable or Satellite Networks, distributing of entertainment assets via syndication agreements with TV, Cable and Satellite Networks, distributing and providing exclusive entertainment content under various rebroadcasting agreements to TV, Cable and Satellite Networks.

C.     NeuroMama wishes to enter into this agreement and receive financing and certain services from Global Media  and Global Media wishes to provide financing and services to NeuroMama.

D.     The parties have entered into this Agreement to set forth the terms and conditions of such agreement.

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NOW THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Value of Cash and Services to be Provided.  Global Media and NeuroMama agree that Global Media shall provide NeuroMama with services and financing valued at $20,000,000.00 (Twenty Million United States Dollars) (the “Financing and Services”).

2.       Cash and Services Previously Provided.  Global Media and NeuroMama agree that US $1,884,127.00 of cash and services have been previously provided to Neuromama by Global Media from December 2, 2013 up until March 10, 2014.  The cash and services previously provided have been memorialized in 3 promissory notes that Igor Weselovsky issued in favor of Global Media dated from February 1, 2014 to March 10, 2014, and attached as Exhibit “A” to this Agreement (the “Promissory Notes”).  Global Media and NeuroMama agree to cancel the Promissory Notes in accordance with this Agreement.

3.       Services to be Provided.   Global Media will provide various services to NeuroMama in the area of research, design, development and implementation of certain online systems, sourcing of products, development of marketing strategies, branding and product placement, developing and acquisitions of real estate, intellectual property, research, design, development and implementation of NeuroMama  own TV, Cable and Satellite Networks, distributing of  entertainment assets via NeuroMama’s own TV, Cable or Satellite Networks, distributing of NeuroMama’s entertainment assets via syndication agreements with other TV, Cable and Satellite Networks, distributing and providing of NeuroMama’s  exclusive entertainment content under various rebroadcasting agreements to other TV, Cable and Satellite Networks, and other services not limited to compliance, local rules and regulations due to activities in various countries, ongoing accountability, legal protection, maintenance, upgrades, upkeep of software, hardware, real estate and other physical and intellectual property  that requires maintenance, upgrades and upkeep. The detailed description of services provided will be provided in weekly or monthly invoices of  Global Media to NeuroMama.

4.       Balance and Date.  The total balance of the $20 million U.S.D. in Financing and Services that Global Media must provide to NeuroMama  under the terms of this Financing and Services Agreement, is to be provided on or before July 1, 2015 unless this Agreement is extended by mutual consent of both parties.

5.       Securities to be Issued.  As a compensation for the services and financing of $20 million U.S.D to be provided to NeuroMama by Global Media on or before July 1, 2015  NeuroMama is to issue NeuroMama 20,000,000 Class “B” (the “Class B Warrants”) and 20,000,000 NeuroMama Class “C” (the “Class C Warrants”)  Stock Purchase Warrants to Global Media, or its assignees.  Each  Class “B” Common Stock Purchase Warrant can be converted into 1 Investment Common share of NeuroMama Common Stock ("Common Stock"), at an exercise price of $0.50 per share on or before April 31, 2014 unless extended.  Each  Class “C” Common Stock Purchase Warrant can be converted into 1 Investment Common share of NeuroMama  Common Stock ("Common Stock"), at an exercise price of $1.00 per share on or before January 31, 2015 unless extended. Class B and Class C Warrants can be extended by Global Media up and until July 1, 2015. Class B and Class C Warrants can be extended up and until December 31, 2015 upon mutual consent of both parties and  Class B Warrants can be called prior to January 31, 2015 in the event that the trading price of the NeuroMama common stock exceeds $26.00 per share for a 10 day period.  Class C Warrants can be called prior to July 1, 2015 in the event that the trading price of the NeuroMama common stock exceeds $20.00 per share for a 10 day period.

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6.       Ongoing Financing, Services, Receivables and Payables.  Any funds received by NeuroMama  with exception for funds received by NeuroMama for products and services sold by NeuroMama, is to be considered as financing payments to NeuroMama under this Financing and Service Agreement valued at $20 million U.S.D.  Global Media is to identify, classify and categorize all payments made by NeuroMama on behalf of Global Media. Global Media can request for NeuroMama to make direct payments to individual and business entities, which in one form or the other are involved in providing various services, which provided by Global Media to NeuroMama in order to satisfy the terms of this Financing and Service Agreement.

7.      Conflict of Interest. Although payments can be made by Global Media and NeuroMama to attorneys whose services are required in order to satisfy the terms of this Financing and Service Agreement, the Conflict of Interest issue is to be addressed on a case by case basis.

8.       Representations and Warranties.

a.       Representations and Warranties of NeuroMama . NeuroMama  represents and warrants that (i)  has full power and authority to enter into this Agreement and will be bound by and perform its obligations under this Agreement; (ii) this Agreement, when signed and delivered by NeuroMama, will be duly and validly executed and delivered and will be the valid and binding obligation of NeuroMama, enforceable against NeuroMama, in accordance with its terms.

b.       Representations and Warranties of Global Media.  Global Media represents and warrants that (i) Global Media has full power and authority to enter into this Agreement and will be bound by and perform its obligations under this Agreement; (ii) this Agreement, when signed and delivered by Global Media, will be duly and validly executed and delivered and will be the valid and binding obligation of Global Media, enforceable against Global Media in accordance with its terms.

9.       Entire Agreement.  This Agreement and any schedules or exhibits hereto constitute the entire agreement of Global Media and NeuroMama with respect to the subject matter hereof and supersede any prior or contemporaneous agreements (whether written or oral) between the parties with respect to the subject matter contained herein.  This Agreement may be amended or modified only by a writing signed by each party hereto.

10.   Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, without reference to any choice of law principles.

11.   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one day delivered to any overnight courier, or when transmitted by facsimile transmission and upon confirmation of receipt and addressed to the party as noted above.

12.   Amendments or Waiver.  This Agreement may be changed, waived, discharged or terminated only by a writing signed by both Parties.  No delay or omission by any Party in exercising any right with respect hereto shall operate as waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

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13.   Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.   Binding Effect.   All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Parties.

15.   Non-Disclosure.  Where each Party may become aware of the other Party's sources of supply for Product, customers or potential customers for Product, or other Confidential Information that each Party considers to be highly confidential and of considerable proprietary value and which may result in irreparable harm if disclosed or made public in any inappropriate manner, and each Party owns exclusively or through its relationships owns rights to or interest in its Product, whether already developed on in process of being developed into Product. Whereas Global Media and NeuroMama requires assurance that the other Party will not deal directly or indirectly in any manner whatsoever with each other's sources of supply, potential customers, customers, or other business relationships, unless they may already have relationships with the same third party, other than through Global Media or with Global Media’s knowledge and consent with respect to Global Media’s Relationships, and through NeuroMama or with NeuroMama’s knowledge and consent with respect to NeuroMama’s Relationships.

16.   Non-Circumvention.  Both Parties warrants and represents that both Parties shall not, directly or indirectly, attempt to circumvent each other, nor to deal with other party suppliers, potential customers, customers, strategic partners, financial sources, contractors or subcontractors, sources of entertainment content, not limited to actors, writers, producers, directors or their agents, and athletes, or other business relationships of both parties (collectively “Parties Relationships”) other than through the other party, unless another party has preexisting relationship with such persons or organizations. Accordingly, each party undertakes on behalf of itself, its subsidiaries, directors, officers, employees, consultants and other third parties involved in the business activities of each party not to directly or indirectly make any contact with, nor deal with, or otherwise be involved in any transaction with other Party’s Relationships without prior written consent issued from the other Party.

17.   Non-Disclosure of Confidential Information.  That Parties acknowledges that the other Party considers and treats certain information as confidential and that such Confidential Information constitutes value and unique assets and proprietary information belonging exclusively to the disclosing Party or to that Party’s Relationships. The receiving Party further acknowledges that the inappropriate disclosure of Confidential Information of the disclosing Party or that Party’s Relationships may damage, harm, or irreparably harm the disclosing Party, or persons or organizations included in that Party’s Relationships. The “Confidential Information” includes the sources and costs of all items used by the disclosing Party in the development of Product, potential customers, customers, financial arrangements and sources of financing for development of the Product, each other’s Relationships, the terms relating to the Party’s Relationship(s), the terms of any potential relationship between the Parties, any written information marked as Confidential, and any verbal communication when the disclosing Party or Party’s Relationship’s representative designates the verbal disclosure as Confidential either before, during, or immediately following the discussion in which disclosure is made. Confidential Information does not include any information already generally known to the public or the receiving Party, information which becomes public through no fault of the receiving Party or the receiving Party’s Relationships, Disclosures required by law or a court of competent jurisdiction, except that , in the case that the receiving Party is required to legally make such disclosures, the receiving Party will immediately notify the disclosing Party of such requirement prior to disclosing Confidential Information to allow as much time as possible for the disclosing Party to seek and prepare any remedies, protection, protective orders, objections, prepare communication plans or take other actions as appropriate. Accordingly, each Party warrants and represents that all here above mentioned Confidential Information disclosed, supplied, divulged orotherwise made available through dealing with the other Party or the other Party’s Relationships shall be retained in absolute confidence and shall never be divulged in any manner whatsoever nor mentioned to anyone by the receiving Party or the receiving Party’s Relationships, so long as this agreement is in effect, without prior written consent issued from the disclosing Party.

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18.   Term of Non-Disclosure – Non-Circumvention.  This agreement applies to all activities, contacts, and disclosures made prior to the date of this agreement and continues for a period of seven (7) years, following the termination of any relationship between Global Media and NeuroMama, the above provisions shall survive.

19.   Assignment.  In the event that any agreement(s) are assigned to another party then this agreement will likewise and immediately be assigned to the new party and continue to be in full effect and binding to the Parties.

20.   Execution of Counterparts.  This Agreement may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

NEUROMAMA, LTD.

Per:

/s/ Igor Weselovsky

________________________________

Igor Weselovsky, President & C.E.O.

 GLOBAL MEDIA & INTERNET COMPANY

Per:

/s/ Michael Musick

_______________________________

Michael Musick, President & C.E.O.

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EXHIBIT “A”

PROMISSORY NOTE

Period: Dec. 2013 – Jan. 2014

Date:  February 1, 2014                                                                                                                                                                                                              Amount: $999,507

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Igor Weselovsky (“Payor”) for myself individually promise to pay to Global Media & Internet Company (“Payee”), at 1810 E.Sahara, Las Vegas, NV 89104, or at such other place as Payee may designate, the sum of $999,507 plus interest at the rate of 1% per annum commencing on March, 2014 payable in full in the event a long term agreement between Neuromama, Ltd. and Global Media & Internet Company is not agreed to.

If the payor fails to make payment as provided, then Payee shall provide written notice to Payor who shall have 10 (ten) days from the date of such notice to cure the default.

The obligation to pay money hereunder shall be secured by this promissory note.

This promissory note will be canceled and the loan amount will become part of a long-term Financing and Services Agreement currently under consideration between Neuromama, Ltd. and Global Media & Internet Company.

This promissory note is payable in lawful money of the United States of America. Should any action be commenced to enforce the terms hereof, such shall be by arbitration before a single arbitrator in Las Vegas, Nevada, pursuant to the rules of the American Arbitration Association. The prevailing party shall be entitled to recover all reasonable attorney’s fees and costs incurred.

(Payor)                                                                                                                                                                                                                                       (Payee)

/s/ Igor Weselovsky                                                                                                                                                                                                                 /s/ Michael Musick

____________________________                                                                                                                                                                                       ____________________________

Igor Weselovsky                                                                                                                                                                                                                      Michael E. Musick

                                                                                                                                                Global Media & Internet Company

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PROMISSORY NOTE

Period: Feb. 2014

Date:  March 1, 2014                                                                                                                                                                                                                   Amount: $681,159

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Igor Weselovsky (“Payor”) for myself individually promise to pay to Global Media & Internet Company (“Payee”), at 1810 E.Sahara, Las Vegas, NV 89104, or at such other place as Payee may designate, the sum of $681,159 plus interest at the rate of 1% per annum commencing on April, 2014 payable in full in the event a long term agreement between Neuromama, Ltd. and Global Media & Internet Company is not agreed to.

If the payor fails to make payment as provided, then Payee shall provide written notice to Payor who shall have 10 (ten) days from the date of such notice to cure the default.

The obligation to pay money hereunder shall be secured by this promissory note.

This promissory note will be canceled and the loan amount will become part of a long-term Financing and Services Agreement currently under consideration between Neuromama, Ltd. and Global Media & Internet Company.

This promissory note is payable in lawful money of the United States of America. Should any action be commenced to enforce the terms hereof, such shall be by arbitration before a single arbitrator in Las Vegas, Nevada, pursuant to the rules of the American Arbitration Association. The prevailing party shall be entitled to recover all reasonable attorney’s fees and costs incurred.

(Payor)                                                                                                                                                                                                                                       (Payee)

/s/ Igor Weselovsky                                                                                                                                                                                                                 /s/ Michael Musick

____________________________                                                                                                                                                                                       ____________________________

Igor Weselovsky                                                                                                                                                                                                                      Michael E. Musick

                                                                                                                                                Global Media & Internet Company

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PROMISSORY NOTE

Period: Mar.1 – Mar. 10, 2014

Date:  March 10, 2014                                                                                                                                                                                                                 Amount: $203,461

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Igor Weselovsky (“Payor”) for myself individually promise to pay to Global Media & Internet Company (“Payee”), at 1810 E.Sahara, Las Vegas, NV 89104, or at such other place as Payee may designate, the sum of $203,461 plus interest at the rate of 1% per annum commencing on April, 2014 payable in full in the event a long term agreement between Neuromama, Ltd. and Global Media & Internet Company is not agreed to.

If the payor fails to make payment as provided, then Payee shall provide written notice to Payor who shall have 10 (ten) days from the date of such notice to cure the default.

The obligation to pay money hereunder shall be secured by this promissory note.

This promissory note will be canceled and the loan amount will become part of a long-term Financing and Services Agreement currently under consideration between Neuromama, Ltd. and Global Media & Internet Company.

This promissory note is payable in lawful money of the United States of America. Should any action be commenced to enforce the terms hereof, such shall be by arbitration before a single arbitrator in Las Vegas, Nevada, pursuant to the rules of the American Arbitration Association. The prevailing party shall be entitled to recover all reasonable attorney’s fees and costs incurred.

(Payor)                                                                                                                                                                                                                                       (Payee)

/s/ Igor Weselovsky                                                                                                                                                                                                                 /s/ Michael Musick

____________________________                                                                                                                                                                                       ____________________________

Igor Weselovsky                                                                                                                                                                                                                      Michael E. Musick

                                                                                                                                                Global Media & Internet Company

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